                                                          UNITED STATES

                                       SECURITIES AND EXCHANGE COMMISSION

                                                      Washington, D.C. 20549

                                                                FORM 8-K

                                                       CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                               Date of Report: October 31, 2012

                                                               Abby Inc.

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                                  (Exact name of registrant as specified in its charter)

                        Nevada                                 000-54734                 applied for

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         (State or other jurisdiction of            (Commission File        (IRS Employer

           incorporation)                                    Number)                     Identification Number)

60 Auburn Bay Avenue SE, Calgary, AB   Canada

                               (Address of Principal Executive Offices) (Zip Code)

                                                          403-922-4583

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                           Registrant's telephone number, including area code

                                                                N/A

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                  (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c)

SECTION 1-REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Agreement #1

The Option:

On  October 31, 2012 Abby, Inc.  (the “Company”) entered into an Option Agreement with Black Star 231 Corp.  (“Blackstar”).   The option gives Abby the right  to participate in a two well drilling program.   The objective of the program is the drilling, testing, and completion of two wells for oil and/or gas, with target formations ranging in depth to 3,800 feet

 BlackStar owns oil and gas leases in Richardson County, Nebraska. The well drilling program is known as the “Rose Dome Program”.   The option agreement grants Abby the right to acquire a 75% working interest and receive 75% of the revenues from the Rose Dome Program pursuant to the terms and conditions of the Participation Agreement.

We have paid BlackStar a non-refundable deposit of $15,000.   The deposit  grants Abby the right to participate in the Rose Dome Program and BlackStar will be required to reserve Abby’s working interest in the Rose Dome Program until December 24, 1012.   Abby in its sole and absolute discretion may extend the option period until February 24, 2013 by making an additional $80,000 non-refundable  deposit to BlackStar on or before December 24, 2012.  Neither the $15,000 nor $80,000 payment shall be credited to Abby in order to participate in the Rose Dome Program.

The Participation Agreement:

 The Participation Agreement provides for four equal units in the drilling program.  Blackstar will retain one unit and the remaining three units may be purchased by Abby.  The first cash call will be for $138,650 per unit.   If Abby chooses to acquire its 75% working interest the first cash call will total $415,950.

The funds will be used for  the costs and expenses of drilling and testing the well, and plugging and abandoning the well if it appears that the wells are not capable of production in commercial quantities.  Such costs include, but are not limited to, lease acquisition, title and legal work, land damage, permits, bonding, geological work, geophysical, remote sensing, company overhead, roads, pits, gravel, surveying, casing, logging, workover rig, acid fracture, swabbing and testing, and plugging and restoration.

If both wells are completed for production there will be a second cash call of $133,500 per unit or $400,500 for Abby to retain its 75% working interest.  For each well not completed for production in this drilling program the second call amount is reduced by $66,775 per unit of participation.    The  funds will be used for  rig completion,  well head assembly, tree, meter run, gas separator, tank battery, excavation, lead lines, tubing and rods, down hole equipment, pumping unit, motor, control box, electrical service, winch truck and for general working capital. Failure to meet the second cash call will result in a breach of the Participation Agreement and all funds previously paid will be retained as liquidated damages.

In addition to participation in the two well drilling program,  Abby has been given the option to participate in other drilling programs.  Non-refundable fees to exercise these options total $5,000 for each drilling program and payments are required in November and December 2012.

Currently Abby does not have sufficient funds to participate in the Rose Dome drilling program  and meet its  first cash call obligations.  There are no commitments for additional funding nor can there be any assurance that Abby will be able to secure funding to purchase any portion of the working interests being offered.  Even assuming that Abby secures sufficient capital to meet the cash call,  there is no assurance that commercially recoverable quantities of oil or gas will be identified.

You are urged to review a copy of the Option Agreement and Participation Agreement which is attached hereto and marked Exhibit 10.1 and the Participation Agreement which is attached and marked Exhibit 10.2.

Agreement #2

On October 30th, 2012,  Abby Inc. signed an Investor Relations contract with Price Target Media.  The contract states that:  Abby Inc. Will pay Price Target Media

$5000.00 per month for a period of six months. Abby Inc. will issue Price Target Media

200,000 shares of restricted stock.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
10.1	Option Agreement
10.2	Participation and Operating Agreement
10.3	Investor Relations Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934,

the Registrant  has duly  caused  this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                     ABBY INC.

                                              By: /s/ Thomas Forzani

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                                             Thomas Forzani, President Date: November 1, 2012